UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                June 27, 2014

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 27, 2014, Intralinks Holdings, Inc. (the “Company”) entered into a Second Amendment to Lease (the “Amendment”) with Schrafft Center LLC (the “Landlord”), which amends the Lease Agreement, dated July 15, 2008, by and between the Company and the Landlord (as amended and supplemented to date, the “Lease”). The Amendment provides that as of August 31, 2014 (the “Effective Date”), the Lease will terminate with respect to 16,982 square feet of office space the Company currently leases from the Landlord in the building located at 529 Main Street, Charlestown, Massachusetts (the “Charlestown Premises”), which portion of the Lease was otherwise set to expire on December 31, 2015. Following the Effective Date, the Company will continue to lease the remaining 19,575 square feet of the Charlestown Premises pursuant to the terms of the Lease.
The Amendment requires the Company to pay (i) a termination fee equal to $400,000 to the Landlord in two equal installments, the first of which must be paid within five days of the execution of the Amendment and the second of which must be paid by January 15, 2015, and (ii) monthly rent for the months of July 2014 and August 2014 of approximately $35,379 per month, which must be paid on the first day of each applicable month. As a result of the Amendment, the Company will save approximately $165,000 relative to the aggregate rental payments that would have been due through December 31, 2015.
As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2014, the Company entered into a lease dated as of March 3, 2014 with 404 Wyman LLC to lease 51,325 square feet of office space located at 404 Wyman Street, Waltham, Massachusetts (the “Waltham Premises”). The Company believes that its principal executive office located in New York, New York, the Waltham Premises and the Company’s satellite offices for sales and service activities inside the United States and abroad provide adequate space to meet the Company’s current needs.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety to the full text of the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated in its entirety into this Item 1.01 by reference.
Forward-Looking Statement Safe Harbor
Some of the statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, expected savings from the Amendment and our belief that our current office space is adequate for our current needs and are based on our current expectations, estimates and projections. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “goals,” “in our view” and similar expressions are used to identify these forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Many of the reasons for these differences include changes that occur in our continually changing business environment and other important factors. These risks, uncertainties and other factors are more fully described under the heading "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC, on March 13, 2014. You are strongly encouraged to read those sections carefully as the occurrence of the events described therein and elsewhere in this report could materially harm our business. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these statements speak only as of the date they were made and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
	10.1	Second Amendment to Lease, dated as of June 27, 2014, by and among the Intralinks Holdings, Inc. and Schrafft Center LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2014
INTRALINKS HOLDINGS, INC.

By:      /s/ Scott N. Semel
Scott N. Semel
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amendment to Lease, dated as of June 27, 2014, by and among the Intralinks Holdings, Inc. and Schrafft Center LLC.